Exhibit 99.1

News for Immediate Release

Contact: Alan Breitman
Chief Financial Officer
The First Marblehead Corporation
One Cabot Road, Suite 200
Medford, MA 02155
617.638.2065

First Marblehead Announces Third Quarter Financial Results

Results from Continuing Operations Improved 32%

MEDFORD, MA, May 10, 2016 — The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the third quarter of fiscal 2016 as well as the nine month period ended March 31, 2016.

For the third quarter of fiscal 2016, the Company recorded a net loss from continuing operations of $5.3 million, or $(0.46) per common share, compared to a net loss from continuing operations of $7.8 million, or $(0.68) per common share, for the third quarter of fiscal 2015, a 32% improvement. Total expenses for the third quarter of fiscal 2016 were $19.8 million, a $850 thousand, or 4%, improvement compared to total expenses of $20.7 million for the third quarter of fiscal 2015. Total expenses for the three months ended March 31, 2016 declined due to decreases in compensation and benefits expenses of $842 thousand. Revenues for the third quarter of fiscal 2016 increased $1.6 million, or 12%, to $14.7 million as compared to the third quarter of fiscal 2015. The improvement in revenues for the three months ended March 31, 2016 was primarily due to increases of $767 thousand in administrative and other fees and $721 thousand in tuition management fees from the Company’s subsidiary Tuition Management Systems LLC (“TMS”). The increase in administrative and other fees consisted of increases of $578 thousand in Monogram®-based fee revenues, $122 thousand in revenues from portfolio management services, primarily related to the fees earned in connection with a license and services agreement FMD entered into in July 2015, and $67 thousand in fee income from Cology LLC. The increase in revenues and decrease in expenses resulted in $4.7 million in net operating cash usage*, a non-GAAP financial measure, for the third quarter of fiscal 2016, an improvement of $2.6 million, or 36%, as compared to the third quarter of fiscal 2015.

For the nine month period ended March 31, 2016, the Company recorded a net loss from continuing operations of $16.3 million, or $(1.40) per common share, compared to a net loss from continuing operations of $31.3 million, or $(2.72) per common share, for the nine month period ended March 31, 2015. The improvement in the net loss from continuing operations was primarily attributable to a $9.2 million decrease in total expenses, principally the result of a $5.0 million legal settlement accrued during the nine months ended March 31, 2015, as well as decreases in compensation and benefits expenses and occupancy costs of $3.3 million and $1.4 million, respectively. Revenues for the nine month period ended March 31, 2016 increased $5.7 million, or 15%, to $44.1 million as compared to the nine month period ended March 31, 2015. The improvement in revenues for the nine month period ended March 31, 2016 was primarily due to increases of $3.2 million in administrative and other fees and $2.5 million in tuition management fees from TMS. The increase in administrative and other fees consisted of increases of $1.8 million in Monogram-based fee revenues, $811 thousand in fee income from Cology LLC and $596 thousand in revenues from portfolio management services, primarily related to the fees earned in connection with a license and services agreement FMD entered into in July 2015.

For the third quarter of fiscal 2016, total facilitated private education loan volumes were $85.2 million, which consisted of $10.4 million of Monogram-based loans and $74.8 million of loans facilitated by Cology LLC, which represented an increase for Monogram-based loans of 13% and a decline for Cology LLC of 21%. Loan disbursements for the third quarter of fiscal 2016 totaled $335.2 million, which consisted of $52.6 million of Monogram-based loans and $282.6 million of loans disbursed by Cology LLC, which represented increases over the three month period ended March 31, 2015 of 10% and 7%, respectively.

For the nine month period ended March 31, 2016 total facilitated private education loan volumes were $767.2 million, which consisted of $120.8 million of Monogram-based loans and $646.4 million of loans facilitated by Cology LLC, which represented increases over the nine month period ended March 31, 2015 of 13% and 15%, respectively. Loan disbursements for the nine month period ended March 31, 2016 totaled $825.0 million, which consisted of $124.9 million of Monogram-based loans and $700.1 million of loans disbursed by Cology LLC, which represented increases over the nine month period ended March 31, 2015 of 14% and 20%, respectively.

The increase in Monogram-based loan volume for the three and nine month period ended March 31, 2016 was a result of a stronger credit mix of applicants, which led to an improved application conversion rate. The decrease in Cology LLC loan volume for the three months ended March 31, 2016 was primarily the result of a decrease in loan programs at existing clients, which led to fewer facilitated loans during the period as compared to the three months ended March 31, 2015. The increase in Cology LLC loan volume for the nine months ended March 31, 2016 was primarily the result of organic growth at existing clients, including new loan programs. In February 2016, Cology LLC provided termination notice of a material client contract, which became effective April 11, 2016.  As a result, we expect loan volumes at Cology LLC to continue to decline going forward.

“We are pleased with our third quarter fiscal 2016 results, as we continued with the trend of revenue growth in conjunction with lowered operating expenses,” said Daniel Meyers, Chairman and Chief Executive Officer.

Company Liquidity

As of March 31, 2016, the Company had combined cash, cash equivalents and short-term investments of $44.2 million compared to $63.0 million at June 30, 2015. The decrease of $18.8 million was primarily a result of $11.3 million cash used to fund continuing operations, $5.8 million used to fund participation interest accounts, which represents what the Company believes to be approximately 77% of its fiscal 2016 obligation, and $1.7 million of cash outflows primarily for accrued expenses.

 * See below under the heading “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call

First Marblehead will host a conference call on Tuesday, May 10, 2016 at 5:00 p.m. Eastern Time to discuss its operating results. Investors and other interested parties are invited to listen to the conference call via a simultaneous internet broadcast on the Company’s website at www.firstmarblehead.com, under “For Investors,” or by dialing (888) 317-6003 from the United States or (412) 317-6061 from abroad and entering the pass code 8344797.

A replay will be available approximately one hour after completion of the call on First Marblehead’s website or by dialing (877) 344-7529 from the United States or (412) 317-0088 from abroad and entering the pass code 10085316. The replay will be available for two weeks.

About The First Marblehead Corporation First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs. For more information, please see www.firstmarblehead.com. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org. First Marblehead offers outsourced tuition planning, billing, payment technology services and refund management services through its subsidiary Tuition Management Systems LLC. For more information, please see www.afford.com. Through its subsidiary, Cology LLC, First Marblehead offers private education loan processing and disbursement services for lenders. For more information, please see www2.cology.com.

Statements in this press release, including the financial tables, regarding First Marblehead’s future revenue, expenses and other financial and operating results and liquidity, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance, and on our plans, estimates and expectations as of May 10, 2016. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operating results, or the timing of events, to be materially different from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram platform and fee-based service offerings, including our success in negotiating loan program agreements with additional clients; the successful sales and marketing of Monogram-based loan offerings, including the volume of loan applications and the extent to which loan applications ultimately result in disbursed loans; the volume, timing and performance of disbursed loans; the size and structure of any credit enhancement provided by First Marblehead in connection with our Monogram platform; the successful sales and marketing of the products and services offered by Tuition Management Systems LLC; other changes to our business model or business effects, including the effects of industry, economic or political conditions outside of our control; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; our ability to further reduce our operating expenses without adversely affecting our business; resolution of litigation and regulatory proceedings pertaining to our Massachusetts state income tax returns; the estimates and assumptions we make in preparing our financial statements, including quantitative and qualitative factors used in determining the estimate of the fair value of service revenue receivables and deposits for participation interest accounts; and the other factors set forth under the caption “Part II – Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on February 9, 2016. Important factors that could cause or contribute to future adjustments to the estimates and assumptions we make in preparing our financial statements include: actual transactions or market observations relating to asset-backed securities, loan portfolios or corporate debt securities; variances between our performance assumptions and the actual performance of the loan portfolios held by the GATE trusts or First Marblehead’s clients (the “Portfolios”); economic, legislative, regulatory, competitive and other factors affecting discount, default, recovery and prepayment rates on the Portfolios, including general economic conditions, the consumer credit environment and unemployment rates; management’s determination of which qualitative and quantitative factors should be weighed in our estimates, and the weight to be given to such factors; the receptivity of capital markets to securities backed by private education loans; interest rate trends; and the resolution of litigation and regulatory proceedings pertaining to our Massachusetts state income tax returns. We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

The First Marblehead Corporation and Subsidiaries
Consolidated Statements of Operations
For the Three and Nine Months Ended March 31, 2016 and 2015
(unaudited)
(dollars and shares in thousands, except per share amounts)

	Three months ended March 31,		Nine months ended March 31,
	2016	2015	2016	2015
Revenues:
Tuition payment processing fees	$9,132	$8,411	$27,110	$24,567
Administrative and other fees	5,042	4,275	15,245	12,060
Fair value changes to service revenue receivables	571	495	1,770	1,813
Total revenues	14,745	13,181	44,125	38,440
Expenses:
Compensation and benefits	8,738	9,580	24,550	27,877
General and administrative	11,105	11,113	35,472	41,371
Total expenses	19,843	20,693	60,022	69,248
Other income	76	37	492	411
Loss from continuing operations, before income taxes	(5,022)	(7,475)	(15,405)	(30,397)
Income tax expense from continuing operations	289	360	873	878
Net loss from continuing operations	(5,311)	(7,835)	(16,278)	(31,275)
Discontinued operations, net of taxes	—	(761)	—	(3,467)
Net loss	$(5,311)	$(8,596)	$(16,278)	$(34,742)
Net (loss) income per basic and diluted common share:
From continuing operations	$(0.46)	$(0.68)	$(1.40)	$(2.72)
From discontinued operations	—	(0.07)	—	(0.31)
Total basic and diluted net loss per common share	$(0.46)	$(0.75)	$(1.40)	$(3.03)
Basic and diluted weighted-average common shares outstanding	11,691	11,530	11,654	11,480

The First Marblehead Corporation and Subsidiaries
Consolidated Balance Sheets
As of March 31, 2016 and June 30, 2015
(unaudited)
(dollars and shares in thousands, except per share amounts)

	March 31, 2016	June 30, 2015
ASSETS
Cash and cash equivalents	$36,498	$47,004
Short-term investments, at cost	7,678	16,002
Restricted cash	66,227	96,964
Deposits for participation interest accounts, at fair value	22,573	17,876
Service revenue receivables, at fair value	10,716	12,151
Goodwill	20,066	20,066
Intangible assets, net	17,723	19,457
Property and equipment, net	4,722	5,259
Other assets	5,445	6,027
Total assets	$191,648	$240,806
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Restricted funds due to clients	$66,173	$96,854
Accounts payable, accrued expenses and other liabilities	7,623	12,392
Income taxes payable	27,751	27,233
Net deferred income tax liability	2,478	2,127
Total liabilities	104,025	138,606
Commitments and contingencies:
Stockholders’ equity:
Common stock, par value $0.01 per share; 25,000 shares authorized; 12,857 and 12,606 shares issued; 11,705 and 11,534 shares outstanding	128	126
Additional paid-in capital	468,647	466,640
Accumulated deficit	(192,447)	(176,169)
Treasury stock, 1,152 and 1,072 shares held, at cost	(188,705)	(188,397)
Total stockholders’ equity	87,623	102,200
Total liabilities and stockholders’ equity	$191,648	$240,806

The First Marblehead Corporation and Subsidiaries
Facilitated and Disbursed Loan Volume Data
For the Three and Nine Months Ended March 31, 2016 and 2015
(unaudited)
(dollars in thousands)

The following tables present our private education loan facilitation metrics with respect to our Monogram-based loan programs for the three and nine months ended March 31, 2016 and 2015, excluding our former bank subsidiary Union Federal Savings Bank for the three and nine months ended March 31, 2015, as well as the private education loans processed by Cology LLC for these periods. We use the term “facilitated loan” to mean an education loan that has been approved following receipt of all applicant data, including the signed credit agreement, required certifications from the school and applicant and any required income or employment verification. We use the term “disbursed loan” to mean a loan for which loan funds have been disbursed on behalf of the lender. Historically, we have processed the greatest loan application volume during the summer and early fall months, as students and their families seek to borrow money in order to pay tuition costs for the fall semester or the entire academic year.
	Three months ended March 31,
	2016			2015
	Partnered Lending	Cology LLC	Total	Partnered Lending	Cology LLC	Total
	(dollars in thousands)
Facilitated Loans	$10,355	$74,832	$85,187	$9,160	$95,136	$104,296
Disbursed Loans	52,664	282,582	335,246	47,980	264,161	312,141

	Nine months ended March 31,
	2016			2015
	Partnered Lending	Cology LLC	Total	Partnered Lending	Cology LLC	Total
	(dollars in thousands)
Facilitated Loans	$120,830	$646,365	$767,195	$107,088	$560,101	$667,189
Disbursed Loans	124,943	700,094	825,037	109,587	581,139	690,726

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on U.S. generally accepted accounting principles (“GAAP”), the Company has included in this press release an additional financial metric that it refers to as “net operating cash usage” that was not prepared in accordance with GAAP. The Company defines “net operating cash usage” to approximate cash requirements to fund its operations. “Net operating cash usage” is not directly comparable to the Company’s consolidated statements of cash flows prepared in accordance with GAAP. Legislative and regulatory guidance discourage the use of, and emphasis on, non-GAAP financial metrics and require companies to explain why a non-GAAP financial metric is relevant to management and investors.

The Company’s management and its board of directors use this non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting the Company’s core operating performance and comparing such performance to that of prior periods. This non-GAAP financial measure is also used by the Company in its financial and operational decision-making.

The Company believes that the inclusion of this non-GAAP financial metric helps investors to gain a better understanding of its results, including its expenses and liquidity position. In addition, the Company’s presentation of this non-GAAP financial measure is consistent with how it expects that analysts may calculate their estimates of its financial results in their research reports and with how clients, investors, analysts and financial news media may evaluate its financial results.

There are limitations associated with reliance on any non-GAAP financial measure because any such measure is specific to the Company’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging. Nevertheless, by providing both GAAP and non-GAAP financial measures, the Company believes that investors are able to compare its GAAP results to those of other companies, while also gaining a better understanding of its operating performance, consistent with management’s evaluation.

“Net operating cash usage” should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. “Net operating cash usage” excludes the effects of income taxes, acquisitions or divestitures, participation interest account fundings and changes in other assets and other liabilities that are solely related to short-term timing of cash payments or receipts.

 In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, loss from continuing operations, before income taxes, for the three and nine months ended March 31, 2016 and 2015 and reconciles the GAAP measure to the comparable non-GAAP financial metric:

The First Marblehead Corporation and Subsidiaries
Net Operating Cash Usage, a Non-GAAP Financial Measure
For the Three and Nine Months Ended March 31, 2016 and 2015
(unaudited)
(dollars in thousands)

	Three months ended March 31,		Nine months ended March 31,
	2016	2015	2016	2015
	(dollars in thousands)
Loss from continuing operations, before income taxes	$(5,022)	$(7,475)	$(15,405)	$(30,397)
Adjustments to loss from continuing operations, before income taxes:
Fair value changes to service revenue receivables	(571)	(495)	(1,770)	(1,813)
Distributions from service revenue receivables	992	949	3,205	2,755
Depreciation and amortization	1,402	1,319	4,192	3,903
Stock-based compensation	734	809	2,009	3,465
Change in TMS deferred revenue	(1,822)	(1,274)	(1,828)	(1,720)
Additions to property and equipment	(612)	(818)	(1,921)	(1,759)
Other, net of cash flows from Union Federal for the three and nine months ended March 31, 2015	219	(276)	251	(170)
Non-GAAP net operating cash usage	$(4,680)	$(7,261)	$(11,267)	$(25,736)